UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 16, 2009
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01. OTHER EVENTS	3

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS	4
(d) Exhibits	4

SIGNATURE	5
Press Release of TRW Automotive Holdings Corp. dated November 16, 2009

ITEM 8.01. OTHER EVENTS.
On November 16, 2009, TRW Automotive Holdings Corp. (the “Company”) announced the pricing of a private offering (the “Exchangeable Notes Offering”) of $225 million in aggregate principal amount of 3.50% exchangeable senior notes (the “Notes”) of TRW Automotive Inc. (“TAI”), its wholly-owned subsidiary. In addition, TAI has granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $33.75 million in aggregate principal amount of the Notes, solely to cover over-allotments, if any. The Notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
The Notes will be senior unsecured obligations of TAI and will be fully and unconditionally guaranteed by the Company on a senior unsecured basis. The Notes will mature on December 1, 2015.
Prior to September 1, 2015, the Notes will be exchangeable only upon specified events and during specified periods and, thereafter, at any time, based on an initial exchange rate of 33.8392 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial exchange price of approximately $29.55, or a 35% exchange premium based on the closing sale price of $21.89 per share of the Company’s common stock on the New York Stock Exchange on November 16, 2009. Upon exchange, TAI’s exchange obligation may be settled, at TAI’s option, in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock.
Holders of the Notes may require TAI to repurchase the Notes upon certain fundamental changes at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest. TAI will have the option to redeem all or any portion of the Notes on or after December 6, 2013, if certain conditions are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest.
The Company estimates that the net proceeds from the Exchangeable Notes Offering, assuming that the over-allotment option is not exercised, will be approximately $218 million. TAI intends to use approximately one-half of the net proceeds to repay borrowings under its existing term loan facilities and to use the remaining net proceeds for general corporate purposes, which may include additional repayment of debt.
The foregoing description does not purport to be a complete statement of the terms and conditions of the Notes, and is qualified in its entirety by reference to the full text of the press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release of TRW Automotive Holdings Corp. dated November 16, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Dated: November 17, 2009	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release of TRW Automotive Holdings Corp. dated November 16, 2009